Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-74108, 333-71618, 333-53014, and 333-198266 on Form S-3, Registration Statement Nos. 333-150165, 333-155604, 333-167840, 333-174745, 333-174760, 333-177493, and 333-198265 on Form S-4, and Registration Statement Nos. 333-90455, 333-54818, 333-71702, 333-91852, 333-116903, 333-124957, 333-127060, 333-155317, 333-157826, 333-167839, 333-171257, 333-173383, 333-177494, 333-179977, 333-182910, 333-191156, and 333-198268 on Form S-8 of our report dated March 13, 2015, relating to the financial statements and the retrospective adjustments to the 2012 financial statement disclosures for a change in the composition of reportable segments discussed in Note 14 of Kratos Defense & Security Solutions, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 28, 2014.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
March 13, 2015